UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):

                      October 30, 2006 (October 30, 2006)
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                               TNR Technical, Inc.
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             (Exact name of registrant as specified in its charter)


      New York                       0-13011                    11-2565202
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(State or other jurisdiction       (Commission                 (IRS Employer
   of incorporation)                File Number)             Identification No.)



301 Central Park Drive, Sanford, FL                              32771
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           (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:        (407) 321-3011
                                                     ---------------------------


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events


     On October 18, 2006, TNR Technical, Inc.'s Board of Directors declared a cash dividend of $3.75 per share to common stockholders (and option holders, subject to stockholder approval on December 4, 2006 of a modification to existing stock option plans to treat option holders as stockholders for cash dividend purposes) of record at the close of business on December 21, 2006 and payable on January 3, 2007.

     On October 30, 2006, the Board of Directors increased the cash dividend to $4.75 per share. The record date of December 21, 2006 and payment date of January 3, 2007 remain unchanged. However, option holders who do not exercise their options prior to the record date will not receive the cash dividend.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TNR TECHNICAL, INC.

                                            By: /s/Wayne Thaw
                                            -----------------
                                            Wayne Thaw, Chief Executive Officer


Date:  October 30, 2006


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